CHORDIANT SOFTWARE ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2007 ENDED DECEMBER 31, 2006

Reports Record Bookings of $56.4 Million, an Increase of 108% vs. Fiscal Q4 2006
Deferred Revenue Up 124% to $61.5 Million Year over Year
Backlog Increased 92% Sequentially to $69.8 Million
Raises Fiscal Year 2007 Guidance

CUPERTINO, California - February 14, 2007 -- Chordiant Software, Inc. (NASDAQ: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the first quarter of fiscal 2007 (FY) ended December 31, 2006, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

First Quarter Fiscal 2007 Financial Highlights
•	Record bookings of $56.4 million, an increase of 108% sequentially;
•	Revenue of $22.9 million, a slight increase year over year;
•	Record deferred revenue of $61.5 million, up 124% year over year;
•	Record backlog of $69.8 million, up 92% sequentially; and
•	Cash flow positive in fiscal Q1.

Business Highlights
•
Chordiant’s Audit Committee concluded its review of the historical stock option practices. On Friday, February 9th, Chordiant filed its Annual Report on Form 10-K for Fiscal Year 2006 ended September 30th, and its Form 10-Q for the third quarter of Fiscal 2006 ended June 30th, with the Securities and Exchange Commission (SEC). With today’s filing of Form 10-Q for the first quarter ended December 31, 2006, Chordiant is now current with all of its SEC filings;

•
The staff of the Securities and Exchange Commission has advised Chordiant that it has elected to terminate its inquiry into Chordiant’s historical stock option practices and has not recommended enforcement action to the Commission;

•	Signed four transactions with new and existing customers greater than a million dollars;
•
Announced availability of the Chordiant Cx Lending Platform. The new Chordiant Cx Lending Platform enables financial institutions to now initiate lending products -- from auto loans to mortgages to credit cards -- within one unified environment;

•	Added significant enhancements to its Marketing Director application, including support for the Microsoft .NET platform;
•
Announced the availability of the Chordiant Wholesale Lending Point-of-Sale (POS) solution. Built on the Chordiant Cx Lending Platform, this unified solution enables financial institutions to re-purpose consumer data obtained through the wholesale channel for campaigns offering different lending products throughout the customer lifecycle; and

•
The Company completed a restructuring plan whereby it realigned certain functional resources eliminating approximately 10% of its workforce and reduced its facilities footprint in Europe leading to a reduced ongoing cost structure moving forward.

Customer Wins
“Chordiant’s business momentum is strong,” said Steven R. Springsteel, Chairman and Chief Executive Officer. “We continue to win significant license transactions with marquee-named customers in our core vertical markets of financial services, insurance/healthcare and telecommunications.”

As previously indicated in separate Form 8-K filings in the first quarter of fiscal 2007, Chordiant entered into transactions with Citigroup North American Consumer Group, a unit of Citigroup, and IBM/Deutsche Angestellten-Krankenkasse (“DAK”), the second largest health insurance provider in Germany. Within the quarter the Company also closed large transactions with IBM/ING Poland; and France Telecom subsidiaries Orange UK and Orange Romania.

“We have had an outstanding start to FY 2007, and Chordiant has emerged as a leader in its vertical markets. Moving forward, Chordiant is stronger than ever before and our team is highly focused on making our customers successful, achieving expense controls and cash management and securing our path to profitability,” said Mr. Springsteel. “Our goal is to achieve a significant and diversified deferred revenue balance so that our business and financial results are predictable. We are also focused on building our business for the long term,” he added.

Bookings
For the first time, Chordiant is disclosing its quarterly bookings, defined as contractual commitments by its customers through purchase orders or contracts, which it believes will provide investors and analysts with insight into the Company’s on-going business. For the first quarter of FY 2007, Chordiant reported record bookings of $56.4 million, an increase of 108% from bookings of $27.1 million reported for the fourth quarter of fiscal 2006.

First Quarter Fiscal Year 2007 Financial Results
Total revenues for the first quarter of FY 2007 were $22.9 million, an increase of 2% from the $22.6 million reported for the three months ended December 31, 2005. License revenues for the first quarter of FY 2007 were $7.2 million, compared to $9.1 million reported for the three months ended December 31, 2005. Service revenues for the first quarter of FY 2007 were $15.8 million, compared to $13.4 million reported for the same period of FY 2006.

Including a restructuring and non-recurring charges of approximately $6.7 million, Chordiant posted a GAAP net loss of $10.7 million, or $0.14 per share loss for the first quarter of FY 2007 ended December 31, compared to a GAAP net loss of $1.8 million, or $0.02 per share loss for the three months ended December 31, 2005.

Chordiant reported a first quarter FY 2007 non-GAAP net loss of $2.7 million, or a non-GAAP loss of $0.03 per share, compared to a non-GAAP net loss of $0.00 per share for the three months ended December 31, 2005.

Deferred Revenue
The record deferred revenue balance of $61.5 million in fiscal Q1 2007 increased 124% as compared to the fiscal Q1 2006 ending balance of $27.5 million at December 31, 2005.

Backlog of Business
At December 31 2006, Chordiant’s record backlog, which includes deferred revenue, increased 92% to $69.8 million, as compared to $36.4 million at the end of September 30, 2006. The quarterly change in backlog is primarily related to strong bookings in both North American and International in the first quarter of FY 2007.

Cash Position
Chordiant increased its cash, cash equivalents and restricted cash position by $2.2 million to $48.0 million at December 31, 2006 as compared to $45.8 million at the end of September 30, 2006. After the close of the quarter, Chordiant received a payment of $20 million from Citi which was classified in accounts receivable as of December 31, 2006.
Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "NON-GAAP Financial Measures" as well as the related Table C which follows it.

Increasing Fiscal Year 2007 Financial Guidance
Today, Chordiant is increasing its financial guidance for fiscal year 2007 as follows:
•
The Company’s total bookings for fiscal year 2007 is expected to range between $145 million and $155 million representing a proposed increase of approximately 44% to 54% from total bookings achieved in fiscal 2006;

•
The Company’s total revenue for fiscal year 2007 is expected to range between $120 million and $125 million representing a proposed increase of between 23% and 28% from total revenue reported in fiscal 2006;

•	The Company’s current record level of deferred revenue balance of $61.5 million is expected to remain relatively flat for the remainder of fiscal 2007;
•
The Company’s total fiscal 2007 GAAP income (loss) from operations as a percentage of revenues is expected to range between a loss of (3%) to income of 2% for fiscal 2007 and non-GAAP income from operations as a percentage of revenues is expected to range between 8% and 12% for fiscal 2007;

•
The Company expects to exit fiscal 2007 with GAAP income from operations as a percentage of revenues greater than 12% and expects non-GAAP income from operations as a percentage of revenues to exceed its targeted 15% operating model; and

•	The Company expects to exit fiscal 2007 ending cash and restricted cash balances in excess of $65 million, representing proposed positive cash flow of approximately $20 million in fiscal 2007.

These 2007 financial projections and a reconciliation of non-GAAP projections to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles can be found in the accompanying tables titled "Financial Projections" as well as the related Table D which follows it.

Conference Call and Webcast
Chordiant Software will host a conference call and webcast today, February 14, 2007 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 22:00 (GMT). The live audio webcast will be available to investors and the general public from the following website:

http://www.veracast.com/webcasts/chordiant2/75111109.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Wednesday, February 14, 2007, beginning at approximately 5:00 p.m. (Pacific) for seven days after the live call. The replay can be accessed by dialing 303-590-3000, access code 11084057#.

About Chordiant Software, Inc.
Chordiant helps leading global brands such as HSBC, Barclay’s, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer’s behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer.  With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com. Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant’s customers will honor their contractual commitments, whether the Company will be able to achieve its revenue targets and market acceptance of its products.  Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2006, and Chordiant’s most recent quarterly report on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.     .
(408) 517-6282
steve.polcyn@chordiant.com

Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 14, 2007 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit and related gross profit as a percentage of revenue, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net profit (loss) and basic and diluted non-GAAP net profit (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their functions income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their functions income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and non-recurring charges. Our non-GAAP financial measures exclude restructuring expense and non-recurring charges. Restructuring expense consist of expenses for idle facilities and expenses for severance charges related to reductions in our workforce. Non-recurring charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and non-recurring charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and non-recurring charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table D include all information reasonably available to Chordiant at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, strategic investments including acquisitions and goodwill and other asset impairment.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December31,
	2006	2005

Revenues:
License	$7,162	$9,126
Service	15,777	13,432
Total revenue	22,939	22,558
Cost of revenues:
License	454	443
Service	7,466	6,385
Amortization of intangible assets	303	303
Total cost of revenue	8,223	7,131
Gross profit	14,716	15,427
Operating expenses:
Sales and marketing	7,264	8,140
Research and development	6,296	4,517
General and administrative	5,611	4,719
Restructuring expense	6,472	—
Total operating expense	25,643	17,376
Loss from operations	(10,927)	(1,949)
Interest income, net	304	199
Other income (expense), net	(15)	118
Net loss before income taxes	(10,638)	(1,632)
Provision for income taxes	111	121
Net loss	$(10,749)	$(1,753)

Net loss per share— basic and diluted	$(0.14)	$(0.02)
Weighted average shares used in computing basic and diluted loss per share	79,312	76,824

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2006	September 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$47,386	$45,278
Restricted cash	162	185
Accounts receivable	40,835	19,025
Prepaid expenses and other current assets	8,663	5,210
Total current assets	97,046	69,698
Restricted cash	440	334
Property and equipment, net	2,885	2,630
Goodwill	32,044	32,044
Intangible assets, net	3,634	3,937
Other assets	3,451	2,860
Total assets	$139,500	$111,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,436	$7,665
Accrued expenses	20,762	15,706
Deferred revenue - excluding long-term portion	45,131	23,909
Current portion of capital lease obligations	40	95
Total current liabilities	71,369	47,375
Deferred revenue—long-term	16,385	5,596
Restructuring costs, net of current portion	3,409	1,239
Other long-term liabilities	289	68
Total liabilities	91,452	54,278

Stockholders’ equity:

Common stock, 79,842 and 80,075 shares issued and outstanding at December 31, 2006 and September 30, 2006, respectively	80	80
Additional paid-in capital	287,512	286,392
Accumulated deficit	(243,692)	(232,943)
Accumulated other comprehensive income	4,148	3,696
Total stockholders’ equity	48,048	57,225
Total liabilities and stockholders’ equity	$139,500	$111,503